LETTER OF RESIGNATION

March 2, 2021

To the Board of Directors of Premier Products Group, Inc.

Via email this day to:
tony@pmpginc.com, ed@eyllaw.com, parlayllc71@gmail.com, wilfordhicks82@gmail.com

Gentlemen:

Effective immediately, I hereby resign every position I may hold with Premier Products Group, Inc.

Please timely file the Form 8-K announcing my resignation as Secretary and Chief Financial Officer as is required under the 8-K disclosure rules.

Respectfully,

ARNOLD F. SOCK